Exhibit 99.1

Schnitzer Provides Outlook for Third Quarter of Fiscal 2014

PORTLAND, Ore.--(BUSINESS WIRE)--May 23, 2014--Schnitzer Steel Industries, Inc. (Nasdaq: SCHN) announced its outlook for its third quarter of fiscal 2014 ending May 31, 2014. Demand for recycled metals remained steady compared to the second quarter, however, selling prices for ferrous metals declined approximately $40 from the end of the second quarter, which is expected to result in a significant adverse average inventory impact to our Metals Recycling Business. Seasonal improvements in our Auto Parts Business and higher sales volumes in our Steel Manufacturing Business are expected to lead to sequential improvements in profitability in both businesses. Reported earnings per share in the third quarter are expected to be in the range of $0.10 - $0.15, including significant tax benefits. Adjusted earnings per share, adjusted for restructuring and other impairment charges, is expected to be less than reported earnings per share due to the allocation of tax benefits in the third quarter.

In the Metals Recycling Business, ferrous sales volumes are expected to approximate the second quarter and average ferrous selling prices are expected to decline approximately 5% sequentially with a 10% decline in peak to trough selling prices. Nonferrous sales volumes are expected to increase by approximately 5% and average nonferrous selling prices are expected to approximate the second quarter. Due to the significant fall in ferrous sales prices, adverse effects of average inventory costs in the third quarter are expected to more than offset the benefits from productivity improvements, cost reductions and increased nonferrous sales. As a result, we anticipate operating income per ton to be in the range of $3, subject to the timing of shipments.

In the Auto Parts Business, seasonally higher retail sales are expected to drive significantly higher operating income sequentially which is anticipated to more than offset the impact of lower commodity prices. Seasonal improvements are also expected to drive a 15% increase in car purchase volumes compared to the second quarter. Operating income is expected to increase significantly with operating margins anticipated to be in the range of 9% - 10%, which includes the impact of stores owned for less than a year.

In the Steel Manufacturing Business, sales volumes are expected to increase by approximately 15% sequentially. Average selling prices are expected to approximate the second quarter. Stronger demand and increased sales volumes during the third quarter are expected to more than offset approximately $1 million of operating expenses related to a planned maintenance outage. As a result, operating income is expected to be slightly above the second quarter.

The Company expects to report third quarter fiscal 2014 results toward the end of June.

Forward-Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references to “we,” “our,” “us” and “SSI” refer to the Company and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding our expectations, intentions, beliefs and strategies regarding the future, which may include statements regarding trends, cyclicality and changes in the markets we sell into; strategic direction; changes to manufacturing and production processes; the cost of and the status of any agreements or actions related to our compliance with environmental and other laws; expected tax rates, deductions and credits; the realization of deferred tax assets; planned capital expenditures; liquidity positions; ability to generate cash from continuing operations; the potential impact of adopting new accounting pronouncements; expected results, including pricing, sales volumes and profitability; obligations under our retirement plans; benefits, savings or additional costs from business realignment and cost containment programs; and the adequacy of accruals.

When used in this report, the words “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “could,” “opinions,” “forecasts,” “future,” “forward,” “potential,” “probable,” and similar expressions are intended to identify forward-looking statements.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases and public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in “Item 1A. Risk Factors” of our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Examples of these risks include: potential environmental cleanup costs related to the Portland Harbor Superfund site; the impact of general economic conditions; volatile supply and demand conditions affecting prices and volumes in the markets for both our products and raw materials we purchase; difficulties associated with acquisitions and integration of acquired businesses; the impact of goodwill impairment charges; the impact of long-lived asset impairment charges; the realization of expected cost reductions related to restructuring initiatives; the inability of customers to fulfill their contractual obligations; the impact of foreign currency fluctuations; potential limitations on our ability to access capital resources and existing credit facilities; restrictions on our business and financial covenants under our bank credit agreement; the impact of the consolidation in the steel industry; the impact of imports of foreign steel into the U.S.; inability to realize expected benefits from investments in technology; freight rates and availability of transportation; impact of equipment upgrades and failures on production; product liability claims; the impact of impairment of our deferred tax assets; costs associated with compliance with environmental regulations; the adverse impact of climate change; inability to obtain or renew business licenses and permits; compliance with greenhouse gas emission regulations; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

Non-GAAP Financial Measures

This press release includes expected performance based on adjusted earnings per share, a non-GAAP financial measure as defined under SEC rules. Adjusted earnings per share exclude certain costs related to restructuring charges, other exit-related costs and other asset impairment charges. Management believes that the foregoing non-GAAP financial measure provides a meaningful presentation of the Company's results from its core business operations excluding items that are not related to the Company's ongoing core business operations and improves the period-to-period comparability of the Company's results from its core business operations. This non-GAAP financial measure should be considered in addition to, but not as a substitute for, the most directly comparable US GAAP measure.

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled ferrous metal products in the United States with operating facilities located in 14 states, Puerto Rico and Western Canada. The business has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company's integrated operating platform also includes its auto parts and steel manufacturing businesses. The Company's auto parts business sells used auto parts through its self-service facilities located in 16 states and Western Canada. With an effective annual production capacity of approximately 800,000 tons, the Company's steel manufacturing business produces finished steel products, including rebar, wire rod and other specialty products. The Company commenced its 108th year of operations in 2014.

CONTACT:
Schnitzer Steel Industries, Inc.
Investor Relations:
Alexandra Deignan, 646-278-9711
or
Media Relations:
Tom Zelenka, 503-323-2821
www.schnitzersteel.com
ir@schn.com